                                                           Exhibit No. EX-99.d.1

                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made this __ day of  ________,  200_,  by and  between  Aberdeen
Funds, a Delaware  statutory  trust (the "Trust") and Aberdeen Asset  Management
Inc., a Delaware corporation (the "Advisor").

     1. Duties of the Advisor.  The Trust hereby  appoints the Advisor to act as investment advisor to the series of Aberdeen Funds (the "Series"),  which Series are  identified  on  Schedule A  attached  hereto,  and which  Schedule A may be amended from time to time by mutual agreement of the Trust and the Advisor,  for the period and on such terms set forth in this Agreement.  The Trust employs the
Advisor to manage the investment and  reinvestment  of the assets of the Series, to continuously  review,  supervise and administer the investment program of the
Series,  to determine in its  discretion  the assets to be held  uninvested,  to provide the Trust with records  concerning  the Advisor's  activities  which the
Trust is  required to  maintain,  and to render  regular  reports to the Trust's officers  and  Board of  Trustees  concerning  the  Advisor's  discharge  of the
foregoing   responsibilities.   The  Advisor   shall   discharge  the  foregoing
responsibilities  subject  to the  control  of the  officers  and the  Board  of
Trustees of the Trust,  and in  compliance  with the  objectives,  policies  and limitations  set forth in the Trust's  Prospectus  and  Statement of  Additional
Information.  The  Advisor  accepts  such  employment  and  agrees to render the services and to provide,  at its own  expense,  the office  space,  furnishings, equipment and the personnel  required by it to perform the services on the terms and for the compensation provided herein. With respect to foreign securities, at
its  own  expense,   the  Advisor  may  obtain  statistical  and  other  factual information and advice  regarding  economic  factors and trends from its foreign subsidiaries,  and may obtain investment  services from the investment  advisory personnel of its affiliates located throughout the world to the extent permitted under interpretations of the federal securities laws.

     2.  Portfolio  Transactions.  The Advisor  shall  provide the Series with a trading  department,  and with  respect to foreign  securities,  the  Advisor is authorized to utilize the trading  departments  of its foreign  affiliates.  The
Advisor shall select,  and with respect to its foreign  affiliates or the use of any sub-advisors,  shall  periodically  monitor the selection of, the brokers or dealers that will execute the purchases  and sales of securities  for the Series and is  directed  to use its best  efforts  to  ensure  that best  execution  of securities  transactions  for  the  Series  is  obtained.  Subject  to  policies established  by the  Board of  Trustees  of the Trust  and  communicated  to the
Advisor,  it is  understood  that the  Advisor  will not be deemed to have acted unlawfully,  or to have breached a fiduciary  duty to the Trust or in respect of the Series,  or be in breach of any obligation  owing to the Trust or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused a Series to pay a member of a securities exchange, a broker or a dealer a commission  for effecting a securities  transaction  for the Series in excess of the amount of commission  another member of an exchange,  broker or dealer would have charged if the Advisor  determines in good faith that the  commission  paid was  reasonable  in relation to the brokerage or research  services  provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall  responsibilities  with respect to the Series and to other funds and advisory accounts for which the Advisor or any Sub-Advisor, as defined in Section 7 hereof, exercises investment discretion.  The Advisor will promptly communicate to the officers and trustees of the Trust such information  relating to the Series transactions as they may reasonably request.

     3.  Compensation  of the  Advisor.  For the  services to be rendered by the
Advisor as provided in Sections 1 and 2 of this Agreement,  the Series shall pay to the Advisor within five business days after the end of each calendar month, a monthly fee of one twelfth of the effective  advisory fee rate multiplied by the
Series' average daily net assets for the month. The effective  advisory fee rate is calculated  according to the fee schedule of each Series, which is identified on Schedule A attached hereto.

     In the event of  termination  of this  Agreement,  the fee provided in this
Section 3 and on Schedule A attached  hereto  shall be paid on a pro rata basis, based on the number of days when this Agreement was in effect.

     4. Reports.  The Series and the Advisor agree to furnish to each other such information  regarding their operations with regard to their affairs as each may reasonably request.

     5. Status of Advisor.  The services of the Advisor to the Series are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Series are not impaired thereby.

     6. Liability of Advisor. In the absence of willful misfeasance,  bad faith, gross  negligence or reckless  disregard by the Advisor of its  obligations  and duties hereunder,  the Advisor shall not be subject to any liability  whatsoever to the Series,  or to any shareholder of the Series,  for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including,  without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Series.

     7. Delegation of Responsibilities to Sub-Advisors.  The Advisor may, at its
expense,  select  and  contract  with  one or more  affiliated  or  unaffiliated investment  advisors  registered  under  the  Investment  Advisers  Act of  1940
("Sub-Advisors") to perform some or all of the services for the Series for which it is  responsible  under  this  Agreement.  The  Advisor  will  compensate  any
Sub-Advisor  for its  services to the Series.  The  Advisor  may  terminate  the services of any  Sub-Advisor  at any time in its sole  discretion,  and shall at such time  assume  the  responsibility  of such  Sub-Advisor  unless and until a successor  Sub-Advisor  is selected  and the  requisite  approval of the Series'
shareholders is obtained.  The Advisor will continue to have  responsibility for all advisory services furnished by any Sub-Advisor.

     8.  Duration and  Termination.  This  Agreement  shall become  effective on
_________ ____, 200_ provided that first it is approved by the Board of Trustees of the Trust, including a majority of those trustees who are not parties to this
Agreement or interested  persons of any party hereto,  in the manner provided in
Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act")
and by the  holders of a majority  of the  outstanding  voting  securities  of a
Series;  and shall continue in effect until __________  ____, 200_.  Thereafter, this  Agreement may continue in effect only if such  continuance  is approved at least  annually by: (i) the Trust's Board of Trustees;  or (ii) by the vote of a majority of the outstanding voting securities of the Series; and in either event by a vote of a majority  of those  trustees  of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in
Section 15(c) of the 1940 Act. This  Agreement may be terminated by the Trust at any time,  without the payment of any  penalty,  by the Board of Trustees of the
Trust  or by  vote  of the  holders  of a  majority  of the  outstanding  voting securities  of the  Series  on 60 days'  written  notice  to the  Advisor.  This
Agreement may be  terminated by the Advisor at any time,  without the payment of any penalty,  upon 60 days' written  notice to the Trust.  This  Agreement  will automatically  terminate in the event of its  assignment.  Any notice under this
Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 8, the terms "assignment," "interested person," and
"a vote of a  majority  of the  outstanding  voting  securities"  shall have the respective  meanings set forth in Section 2(a)(4),  Section 2(a)(19) and Section
2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

     9. Name of Advisor.  The parties  agree that the Advisor has a  proprietary interest  in the name  "Aberdeen"  and the Trust  agrees to  promptly  take such action as may be necessary to delete from its corporate  name and/or the name of the Series any reference to the name of the Advisor  promptly after receipt from the Advisor of a written request therefor.

     10. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     11.  Amendment of this  Agreement.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought,  and no material amendment of this Agreement shall be effective until approved by vote of a majority of a Series' outstanding voting securities.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of this __ day of ______, 200__.

By:                                                   By:
       Name:                                                 Name:
       Title:                                                Title:

By:                                                   By:
       Name:                                                 Name:
       Title:                                                Title:

                                   SCHEDULE A

                               ADVISORY AGREEMENT

            BETWEEN ABERDEEN FUNDS AND ABERDEEN ASSET MANAGEMENT INC.

                      EFFECTIVE AS OF ______________, ____

------------------------------------------ ------------------------------------- ------------------------------
                  Fund                                    Assets                 Investment Advisory Fee
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Mid Cap Growth Fund               $0 up to $250 million                             0.80%
                                           $250 million up to $1 billion                     0.77%
                                           $1 billion up to $2 billion                       0.74%
                                           $2 billion up to $5 billion                       0.71%
                                           $5 billion and more                               0.68%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Tax-Free Income Fund              $0 up to $250 million                             0.50%
                                           $250 million up to $1 billion                     0.475%
                                           $1 billion up to $2 billion                       0.45%
                                           $2 billion up to $5 billion                       0.425%
                                           $5 billion and more                               0.40%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Small Cap Fund                    up to $100 million                                0.95%
                                           $100 million or more                              0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Select Small Cap Fund             All Assets                                        0.95%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Global Natural Resources Fund     $0 up to $500 million                             0.70%
                                           $500 million up to $2 billion                     0.65%
                                           $2 billion and more                               0.60%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Global Technology and             $0 up to $500 million                             0.88%
Communications Fund                        $500 million up to $2 billion                     0.83%
                                           $2 billion and more                               0.78%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Global Health Sciences Fund       $0 up to $500 million                             0.90%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Select Growth Fund                $0 up to $500 million                             0.90%
                                           $500 million up to $2 billion                     0.80%
                                           $2 billion and more                               0.75%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Select Equity Fund                $0 up to $500 million                             0.80%
                                           $500 million up to $2 billion                     0.70%
                                           $2 billion and more                               0.65%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Equity Long-Short Fund            $0 up to $250 million                             1.50%
                                           $250 million and more                             1.25%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen China Opportunities Fund          $0 up to $500 million                             1.25%
                                           $500 million up to $2 billion                     1.20%
                                           $2 billion and more                               1.15%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Optimal Allocations Funds:        All Assets                                        0.15%
     Growth Fund
     Moderate Growth Fund
     Moderate Fund
     Specialty Fund
     Defensive Fund
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Developing Markets Fund           $0 up to $500 million                             1.05%
                                           $500 million up to $2 billion                     1.00%
                                           $2 billion and more                               0.95%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen International Equity Fund         $0 up to $500 million                             0.90%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Select Worldwide Fund             $0 up to $500 million                             0.90%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Global Financial Services Fund    $0 up to $500 million                             0.90%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Global Utilities Fund             $0 up to $500 million                             0.70%
                                           $500 million up to $2 billion                     0.65%
                                           $2 billion and more                               0.60%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Hedged Core Equity Fund           All Assets                                        1.25%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Small Cap Opportunities Fund      $0 up to $500 million                             0.85%
                                           $500 million up to $2 billion                     0.75%
                                           $2 billion and more                               0.70%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Market Neutral Fund               All Assets                                        1.25%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Small Cap Growth Fund             $0 up to $500 million                             0.95%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------
Aberdeen Small Cap Value Fund              $0 up to $500 million                             0.95%
                                           $500 million up to $2 billion                     0.85%
                                           $2 billion and more                               0.80%
------------------------------------------ ------------------------------------- ------------------------------